UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  June 23, 2017

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-35933	56-2466617
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

90 Park Avenue, 32nd Floor New York, New York	10016
(Address of Principal Executive Offices)	(Zip Code)

(212) 297-1000
(Registrant's Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 23, 2017, Gramercy Property Trust (the “Company”) entered into amendments (the “Amendments”) to the existing employment and noncompetition agreements (the “Employment Agreements”) with each of Gordon F. DuGan, its Chief Executive Officer, Benjamin P. Harris, its President, Nicolas L. Pell, its Chief Investment Officer, and Jon W. Clark, its Chief Financial Officer.

In connection with the merger of Gramercy Property Trust Inc. with a wholly owned subsidiary of the Company, which became effective on December 17, 2015 (the “Merger”), the terms of each of the Employment Agreements were amended by letter agreements (the “Letter Agreements”) in order to modify the amount of cash severance that each of the executives would have been entitled to receive in the event of a termination of employment in certain circumstances within 18 months after the effectiveness of the Merger. The Amendments extended these modifications to apply in the event of a termination of employment by the Company without “cause” or by the executive with “good reason” (each as defined in the applicable Employment Agreement) in connection with or within 18 months after any change in control of the Company (as opposed to just the Merger). As a result, the amount of cash severance that each of these executives would be entitled to receive in such circumstances would be as follows: Mr. DuGan – three times the sum of average annual base salary for the prior 24 months plus the most recent annual cash bonus; Messrs. Harris and Pell – 2.5 times the sum of average annual base salary for the prior 24 months plus the highest annual cash bonus paid during the three prior fiscal years; and Mr. Clark - two times the sum of annual base salary upon termination plus the most recent annual cash bonus.

The foregoing summary of the Amendments is qualified in its entirety by the text of the Amendments with Messrs. DuGan, Harris, Pell and Clark, which are attached as Exhibits 10.1, 10.2, 10.3 and 10.4 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits
Exhibit No.

10.1	Amendment to Employment and Noncompetition Agreement, dated June 23, 2017, by and between Gramercy Property Trust and Gordon F. DuGan.
10.2	Amendment to Employment and Noncompetition Agreement, dated June 23, 2017, by and between Gramercy Property Trust and Benjamin P. Harris.
10.3	Amendment to Employment and Noncompetition Agreement, dated June 23, 2017, by and between Gramercy Property Trust and Nicolas L. Pell.
10.4	Amendment to Employment and Noncompetition Agreement, dated June 23, 2017, by and between Gramercy Property Trust and Jon W. Clark.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 29, 2017            GRAMERCY PROPERTY TRUST

By:    /s/ Edward J. Matey Jr.
Name:    Edward J. Matey Jr.
Title:    Executive Vice President & General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment to Employment and Noncompetition Agreement, dated June 23, 2017, by and between Gramercy Property Trust and Gordon F. DuGan.
10.2	Amendment to Employment and Noncompetition Agreement, dated June 23, 2017, by and between Gramercy Property Trust and Benjamin P. Harris.
10.3	Amendment to Employment and Noncompetition Agreement, dated June 23, 2017, by and between Gramercy Property Trust and Nicolas L. Pell.
10.4	Amendment to Employment and Noncompetition Agreement, dated June 23, 2017, by and between Gramercy Property Trust and Jon W. Clark.